Exhibit 99.3

Giddings Assets

Unaudited Statements of Revenues and Direct Operating Expenses for

the Three and Six Months Ended June 30, 2018 and 2017

GIDDINGS ASSETS

TABLE OF CONTENTS

UNAUDITED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 and 2017

Statements of Revenues and Direct Operating Expenses	1

Notes to Statements of Revenues and Direct Operating Expenses	2

GIDDINGS ASSETS

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues :
Oil sales	$16,128	$7,221	$32,802	$15,151
Natural gas sales	6,657	5,837	13,610	11,719
Natural gas liquids sales	6,626	3,505	12,667	7,502

Total revenues	29,411	16,563	59,079	34,372
Direct Operating Expenses :
Lease operating expenses	8,689	5,045	16,971	10,376
Production taxes	1,406	758	2,752	1,563

Total direct operating expenses	10,095	5,803	19,723	11,939

Revenues in Excess of Direct Operating Expenses	$19,316	$10,760	$39,356	$22,433

See accompanying notes to the Unaudited Statements of Revenues and Direct Operating Expenses.

GIDDINGS ASSETS

NOTES TO STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES (UNAUDITED)

FOR THE THREE AND SIX THREE MONTHS ENDED JUNE 30, 2018 AND 2017

1.	BACKGROUND AND ORGANIZATION

The accompanying unaudited statements of revenues and direct operating expenses (the “Statements”) reflect the operations of certain oil and natural gas properties (the “Giddings Assets”) previously owned by EnerVest Energy Institutional Fund XI-A, L.P., EnerVest Energy Institutional Fund XI-B, L.P., EnerVest Energy Institutional Fund XI-WI, L.P., EnerVest Holding, L.P. and EnerVest Wachovia Co-Investment Partnership, L.P., (together the “Giddings Entities”) which were sold as part of a purchase and sale agreement dated March 20, 2018 between the Giddings Entities and TPG Pace Energy Parent LLC and closed on July 31, 2018, the “Business Combination.”

Although the Giddings Entities are not under common control, each are managed by the same managing general partner, EnerVest, Ltd. (“EnerVest”). The accompanying statements have therefore been presented on a combined basis for reporting purposes.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The Giddings Entities did not prepare separate stand-alone historical financial statements for the Giddings Assets during the periods presented. Complete financial statements under generally accepted accounting principles in the United States of America are not available or practicable to produce for the Giddings Assets. Accordingly, the accompanying Statements present the revenues and direct operating expenses of the Giddings Assets on an accrual basis of accounting in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (the “SEC”) Regulation S-X. Certain costs such as depreciation, depletion, and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and income taxes are omitted. This financial information is not intended to be a complete presentation of the revenues and expenses of the Giddings Assets and may not be representative of future operations due to changes in the business and the exclusion of the omitted information. The unaudited statements of revenues and direct operating expenses included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted. The Giddings Entities believe that the presentations and disclosures herein are adequate to make the information not misleading. The unaudited statements of revenues and direct operating expenses reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year. These interim statements of revenues and direct operating expenses should be read in conjunction with the Giddings Assets audited statements of revenues and direct operating expenses and the related notes for the year ended December 31, 2017.

Use of Estimates - The preparation of the Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from the estimates.

Revenue Recognition - Oil, natural gas and natural gas liquids (“NGL”) revenues are recognized when production is sold to a purchaser at fixed or determinable prices, when delivery has occurred and title has transferred and collectability of the revenue is reasonably assured. The Giddings Entities follow the sales method of accounting for natural gas production imbalances. Under this method of accounting, revenues are recognized based on volumes sold, which may differ from the volume which are entitled based on the Giddings Assets’ working interest. There were no material gas imbalances during the periods presented.

Direct Operating Expenses - Direct operating expenses are recognized when incurred and include (a) lease operating expenses, which consist of gathering and processing expenses, lifting costs, lease and well repairs and maintenance, and other field expenses; and (b) production taxes.

New Accounting Standards - In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014–09, Revenue from Contracts with Customers (“ASU 2014-09”). This ASU, as amended, superseded virtually all of the revenue recognition guidance in generally accepted accounting principles in the United States. The core principle of the five–step model is that an entity will recognize revenue when it transfers control of goods or services to customers at an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. Entities can choose to apply the standard using either the full retrospective approach or a modified retrospective approach. The Giddings Entities plan to implement ASU 2014-09 as of January 1, 2019 using the modified retrospective method. The adoption of this ASU will not have a material impact on the Giddings Assets unaudited statements of revenues and direct operating expenses.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The main objective of ASU 2016-02 is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases. ASU 2016-02 requires lessees to recognize assets and liabilities arising from leases on the balance sheet. ASU 2016-02 further defines a lease as a contract that conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. Control over the use of the identified asset means that the customer has both (1) the right to obtain substantially all of the economic benefit from the use of the asset and (2) the right to direct the use of the asset. ASU 2016-02 requires disclosures by lessees and lessors to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. In July of 2018 the FASB issued ASU 2018-11 that allows entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Giddings Entities plan to adopt this transition relief and apply the provisions of the standard prospectively to leases in effect at the date of adoption. For non-public entities, ASU 2016-02 is effective for financial statements issued for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years; early application is permitted. The Giddings Entities will not early adopt this standard. The Giddings Entities will apply the new standard for interim and annual reporting periods starting January 1, 2020 using a modified retrospective approach, including several optional practical expedients related to leases commenced before the effective date. The Giddings Entities are currently evaluating the impact of this standard on its financial statements and has started the assessment process by evaluating the population of leases under the revised definition. The adoption of this standard will result in an increase in the assets and liabilities on the Giddings Entities combined balance sheets. The quantitative impacts of the new standard are dependent on the leases in force at the time of adoption. As a result, the evaluation of the effect of the new standards will extend over future periods.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). The main objective of ASU 2017-01 is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments of this ASU provide a screen to determine when asset is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments of this ASU (i) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (ii) remove the evaluation of whether a market participant could replace missing elements. The Giddings Entities adopted ASU 2017-01 on January 1, 2018, and will apply the ASU prospectively to any acquisitions.

3.	COMMITMENTS AND CONTINGENCIES

The Giddings Assets’ are collateral to various credit facilities of the Giddings Entities. Upon closing of the Business Combination, the Giddings Assets’ became collateral under TPG Pace Energy Parent LLC’s parent company revolving credit facility.

The activity of the Giddings Assets may become subject to potential claims and litigation in the normal course of operations. While the ultimate impact of any proceedings cannot be predicted with certainty, the Giddings Entities’ management is currently not aware of any legal or other contingencies that would have a material effect on the Statements.

4.	RELATED PARTY TRANSACTIONS

The Giddings Entities have entered into operating agreements with EnerVest whereby EnerVest Operating, LLC (“EVOC”), a subsidiary of EnerVest, acts as contract operator of the Giddings Entities’ oil and natural gas wells. The Giddings Entities reimburse EVOC for direct expenses incurred. A majority of such expenses are charged on an actual basis (i.e., no mark-up or subsidy is charged or received by EVOC). These costs are included in lease operating expenses and the statements of revenue and direct operating expenses presented herein. Additionally, in its role as contract operator, EVOC also collects proceeds from oil, natural gas and natural gas liquids sales and distributes them to the Giddings Entities and other working interest owners.

5.	SUBSEQUENT EVENTS

The Giddings Entities have evaluated subsequent events through August 14, 2018 and have determined, other than those disclosed, there are no events that required disclosure or recognition in these unaudited condensed combined financial statements.

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